UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On July 13, 2026, the Board of Directors (the “Board”) of RxSight, Inc. (the “Company”) appointed Aziz Mottiwala to serve as the Company’s President and Chief Executive Officer, effective as of Mr. Mottiwala’s first day of employment with the Company, which is expected to be July 20, 2026 (the “Effective Date”), replacing Ron Kurtz, M.D. in such roles. Dr. Kurtz has served as the Company’s President and Chief Executive Officer since 2016 and will transition to serve as the Company’s Chief Medical Officer effective upon Mr. Mottiwala’s appointment.

Prior to joining the Company, Mr. Mottiwala, age 48, served as Chief Commercial Officer of Tarsus Pharmaceuticals, a pharmaceutical company, from August 2020 to July 2026. Mr. Mottiwala has served on the board of directors of OneOC, a non-profit organization based in Orange County, California since March 2018, and OCTANe, a convening organization of the Southern California technology and medical technology business ecosystem, since July 2021. Mr. Mottiwala previously served as Chief Commercial Officer of Opiant Pharmaceuticals, Inc. (“Opiant”), a previously publicly-traded pharmaceutical company specializing in medicines for the treatment of addictions and drug overdose from September 2019 to August 2020. Prior to Opiant, Mr. Mottiwala served as Senior Vice President of Sales and Marketing and Head of Commercial at Avanir Pharmaceuticals, Inc. (“Avanir”), a pharmaceutical company specializing in medicines to treat nervous system disorders from July 2017 to September 2019. Prior to Avanir, Mr. Mottiwala spent over ten years at Allergan in various roles from December 2006 to July 2017, most recently as Vice President of Marketing for Allergan’s eye care portfolio from January 2014 to July 2017. Mr. Mottiwala holds a Bachelor of Science degree in Biochemistry from the University of California, San Diego and an MBA in Marketing and Finance from the Marshall School of Business at the University of Southern California.

Mr. Mottiwala has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Mottiwala and any other persons pursuant to which he was appointed as the President and Chief Executive Officer or as a director of the Company.

Appointment of Mr. Mottiwala to Board of Directors; resignation of Dr. Kurtz from Board of Directors

In connection with Dr. Kurtz’s transition to serve as the Company’s Chief Medical Officer, as described above, effective as of the Effective Date, Dr. Kurtz resigned as a member of the Board. Dr. Kurtz’s resignation was not the result of any dispute or disagreement between the Company and Dr. Kurtz on any matter relating to the operations, policies or practices of the Company. On July 13, 2026, the Board appointed Mr. Mottiwala to fill the resulting vacancy, effective as of the Effective Date. Mr. Mottiwala was appointed as a Class II director and his term of office will expire at the Company’s 2029 annual meeting of stockholders or until his successor is duly elected and qualified.

Mottiwala Employment Agreement

In connection with Mr. Mottiwala’s appointment as President and Chief Executive Officer of the Company, on July 13, 2026, the Company entered into an employment letter (the “Mottiwala Employment Agreement”) with Mr. Mottiwala, effective as of the Effective Date. Pursuant to the terms of the Mottiwala Employment Agreement, Mr. Mottiwala will receive an annual base salary of $750,000 and will be eligible to receive an annual bonus of up to 90% of his annual base salary upon achievement of performance objectives to be determined by the Board or its authorized committee; provided that, Mr. Mottiwala will receive an annual cash bonus for calendar year 2026 equal to $337,500, less applicable withholdings and deductions, subject to Mr. Mottiwala’s continued employment with the Company through the applicable date when the Company pays annual cash bonuses for 2026. In addition, pursuant to the Mottiwala Employment Agreement, as a material inducement to Mr. Mottiwala joining the Company, the Compensation Committee of the Board (the “Compensation Committee”) also approved the grant of equity awards to Mr. Mottiwala with an aggregate value on the date of grant equal to $14,000,000 consisting of: (i) an option to purchase shares of the Company’s Common Stock with a value of $2,000,000 (the “Option”) and (2) an award of restricted stock units with a value of $12,000,000 (the “RSU Award,” and collectively with the Option, the “New Hire Awards”). The New Hire Awards will be subject to the terms and conditions of the Company’s 2026 Inducement Equity Incentive Plan and the applicable forms of award agreement thereunder. The grant date of each New Hire Award will be the later of (i) the first Friday following the Effective Date, or the preceding day if the first Friday following the Effective Date is a stock trading holiday, or (ii) the date of the Company filing with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, a registration statement on Form S-8 for the registration of the shares of the Company’s Common Stock issuable pursuant to the Company’s 2026 Inducement Equity Incentive Plan, as described below. The Option will have an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq Global Market on grant date, and will be subject to vesting on the following terms: 25% of the shares subject to the Option will vest on the one-year anniversary of the grant date, with the balance vesting equally monthly over the following three years, such that all of the shares subject to the Option will be fully vested four years from the grant date, subject to Mr. Mottiwala’s continued service to the Company through each applicable vesting date. The RSU Award will be subject to vesting on the following terms: 20% of the shares subject to the RSU Award will vest on the one-year anniversary of the grant date, 20% of the shares subject to the RSU Award will vest on the two-year anniversary of the grant date, and 60% of the shares subject to the RSU Award will vest on the three-year anniversary of the grant date, subject to Mr. Mottiwala’s continued service to the Company through each applicable vesting date. Mr. Mottiwala will be eligible to participate in employee benefit plans generally available to other senior executives of the Company.

The Company also entered into a Change in Control Severance Agreement with Mr. Mottiwala (the “Severance Agreement”), effective as of the Effective Date. Pursuant to the Severance Agreement, if, within the change in control period beginning on the date a letter of intent or similar agreement is made between the Company and an acquiror, provided such date occurs no earlier than 12 months prior to a “change in control” (as defined in the Severance Agreement), and ending 12 months following a change in control, the Company terminates the employment of Mr. Mottiwala without “cause” (excluding death or “disability”) or Mr. Mottiwala resigns for “good reason” (as such terms are defined in the Severance Agreement), and within 60 days following such termination, Mr. Mottiwala executes a waiver and release of claims in the Company’s favor that becomes effective and irrevocable, Mr. Mottiwala will be entitled to receive: (i) a lump sum payment equal to the sum of (A) 18 months of Mr. Mottiwala’s then current annual base salary and (B) 18 months of Mr. Mottiwala’s annual target bonus as in effect in the year of the applicable termination, less applicable withholdings; (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for Mr. Mottiwala and his respective eligible dependents for up to 18 months; and (iii) vesting acceleration as to 100% of the then-unvested shares subject to Mr. Mottiwala’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement). Pursuant to the Severance Agreement, if, outside of the change in control period, the Company terminates the employment of Mr. Mottiwala without cause (excluding death or disability) or Mr. Mottiwala resigns for good reason, and within 60 days following such termination, Mr. Mottiwala executes a waiver and release of claims in the Company’s favor that becomes effective and irrevocable, Mr. Mottiwala will be entitled to receive: (i) a lump sum payment equal to the sum of (A) 12 months of Mr. Mottiwala’s then current annual base salary and (B) 12 months of Mr. Mottiwala’s annual target bonus as in effect in the year of the applicable termination; and (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for Mr. Mottiwala and his eligible dependents for up to 12 months.

Pursuant to the Severance Agreement, if the Company experiences a change in control, and Mr. Mottiwala remains our employee through the date of such change in control, 100% of the then-unvested shares subject to Mr. Mottiwala’s then outstanding equity awards will accelerate and fully vest (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).

Pursuant to the Severance Agreement, in the event any payment to Mr. Mottiwala would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Mr. Mottiwala will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that the Company pay Mr. Mottiwala a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Mr. Mottiwala has also entered into an indemnification agreement with the Company, which is in substantially the same form as entered into with other officers of the Company.

The foregoing descriptions of the material terms of the Mottiwala Employment Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Mottiwala Employment Agreement and the Severance Agreement, which the Company expects to file as exhibits to a subsequent periodic report to be filed with the SEC.

Kurtz Transition Agreement

In connection with Dr. Kurtz’s transition to serve as the Company’s Chief Medical Officer, as described above, the Company entered into a transition agreement with Dr. Kurtz (the “Transition Agreement”), effective as of the Effective Date. Pursuant to the Transition Agreement, Dr. Kurtz will continue to receive an annual base salary of $740,000 and will be eligible to receive an annual bonus of up to 100% of his annual base salary upon achievement of performance objectives determined by the Board or its authorized committee. Pursuant to the Transition Agreement, if Dr. Kurtz remains an employee of the Company through each of January 1, 2027, July 1, 2027, January 1, 2028 and July 1, 2028, the Company will pay Dr. Kurtz a retention bonus in the amount of $370,000, less applicable withholdings, on each such date (the “Retention Bonuses”). In addition, pursuant to the Transition Agreement, Dr. Kurtz will receive an award of restricted stock units covering 500,000 shares of the Company’s Common Stock (the “Transition RSU Award”). The Transition RSU Award will be subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan (the “Equity Plan”) and the applicable form of award agreement thereunder. The grant date of the Transition RSU Award will be as soon as practicable on or following the date that the Board determines that sufficient shares of the Company’s Common Stock are reserved and available under the Equity Plan to permit the issuance of the Transition RSU Award, but in no event later than January 31, 2027. The Transition RSU Award will be subject to vesting on the following terms: 20% of the shares subject to the Transition RSU Award will vest on each of August 1, 2026, February 1, 2027, August 1, 2027, February 1, 2028 and August 1, 2028, subject to Dr. Kurtz’s continued service to the Company through each applicable vesting date.

Pursuant to the Transition Agreement, on the Effective Date, Dr. Kurtz and the Company will enter into an Amended and Restated Change in Control and Severance Agreement (the “Amended Severance Agreement”). Pursuant to the Amended Severance Agreement, if, within the change in control period beginning on the date a letter of intent or similar agreement is made between the Company and an acquiror, provided such date occurs no earlier than 9 months prior to a “change in control” (as defined in the Amended Severance Agreement), and ending 12 months following a change in control, the Company terminates the employment of Dr. Kurtz without “cause” (excluding death or “disability”) or Dr. Kurtz resigns for “good reason” (as such terms are defined in the Amended Severance Agreement), and within 60 days following such termination, Dr. Kurtz executes a waiver and release of claims in the Company’s favor that becomes effective and irrevocable, Dr. Kurtz will be entitled to receive: (i) (A) if the termination occurs prior to July 1, 2028, a lump sum payment equal to 100% of the aggregate amount of any Retention Bonuses that have not been paid to Dr. Kurtz, plus the sum of (1) 12 months of Dr. Kurtz’s then current annual base salary and (2) 12 months of Dr. Kurtz’s annual target bonus as in effect in the year of the applicable termination, less applicable withholdings, or (B) if the termination occurs on or following July 1, 2028, a lump sum payment equal to the sum of (1) 12 months of Dr. Kurtz’s then current annual base salary and (2) 12 months of Dr. Kurtz’s annual target bonus as in effect in the year of the applicable termination, less applicable withholdings; (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA, for Dr. Kurtz and his respective eligible dependents for up to 12 months; (iii) vesting acceleration as to 100% of the then-unvested shares subject to Dr. Kurtz’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and (iv) if the termination occurs prior to the date that the Transition RSU Award is granted, the Company will pay Dr. Kurtz $2,500,000, less applicable withholdings, in five equal installments, where the first installment will be paid in lump sum immediately following the effectiveness of the release of claims, and the remaining installments will be paid on each of February 1, 2027, August 1, 2027, February 1, 2028 and August 1, 2028. Pursuant to the Amended Severance Agreement, if, outside of the change in control period, the Company terminates the employment of Dr. Kurtz without cause (excluding death or disability) or Dr. Kurtz resigns for good reason, and within 60 days following such termination, Dr. Kurtz executes a waiver and release of claims in the Company’s favor that becomes effective and irrevocable, Dr. Kurtz will be entitled to receive: (i) (A) if the termination occurs prior to July 1, 2028, a lump sum payment equal to 100% of the aggregate amount of any Retention Bonuses that have not been paid to Dr. Kurtz, or (B) if the termination occurs on or following July 1, 2028, a lump sum payment equal to the sum of (1) 12 months of Dr. Kurtz’s then current annual base salary and (2) 12 months of Dr. Kurtz’s annual target bonus as in effect in the year of the applicable termination; (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for Dr. Kurtz and his eligible dependents for up to 12 months, (iii) vesting acceleration as to 100% of the then-unvested shares subject to Dr. Kurtz’s then outstanding Transition RSU Awards, and (iv) if the termination occurs prior to the date that the Transition RSU Award is granted, the Company will pay Dr. Kurtz $2,500,000, less applicable withholdings, in five equal installments, where the first installment will be paid in lump sum immediately following the effectiveness of the release of claims, and the remaining installments will be paid on each of February 1, 2027, August 1, 2027, February 1, 2028 and August 1, 2028.

Pursuant to the Amended Severance Agreement, if the Company experiences a change in control, and Dr. Kurtz remains our employee through the date of such change in control, 100% of the then-unvested shares subject to Dr. Kurtz’s then outstanding equity awards will accelerate and fully vest (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).

Pursuant to the Amended Severance Agreement, in the event any payment to Dr. Kurtz would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Kurtz will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that the Company pays Dr. Kurtz a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

The foregoing description of the material terms of the Transition Agreement and the Amended Severance Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Transition Agreement and the Amended Severance Agreement, which the Company expects to file as an exhibit to a subsequent periodic report to be filed with the SEC.

Adoption of the RxSight, Inc. 2026 Inducement Plan

On July 13, 2026, the Board adopted the RxSight, Inc. 2026 Inducement Equity Incentive Plan (the “Inducement Plan”), pursuant to which the Company may from time to time make equity grants to new employees as a material inducement to their employment. The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee.

The Board has reserved 3,500,000 shares of Common Stock for issuance under the Inducement Plan. The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standard for inducement grants under Nasdaq Listing Rule 5635(c)(4). Inducement Awards may only be granted by: (i) the Compensation Committee, provided it is comprised solely of “independent directors” (as defined by Nasdaq Listing Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors.” An “Inducement Award” means any Company equity award granted under the Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, or performance awards). The Board also adopted a form of stock option award agreement (the “Form Inducement Stock Option Award Agreement”) and form of restricted stock unit agreement (the “Form Inducement RSU Award Agreement”), each for use under the Inducement Plan.

The foregoing description of the Inducement Plan, Form Inducement Stock Option Award Agreement, and Form Inducement RSU Award Agreement do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Inducement Plan, the Form Stock Option Award Agreement, and the Form Inducement RSU Award Agreement, each of which the Company expects to file as exhibits to a subsequent periodic report to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On July 15, 2026, the Company issued a press release announcing the appointment of Mr. Mottiwala as President and Chief Executive Officer of the Company and the transition of Dr. Kurtz to Chief Medical Officer. A copy of the press release announcing such information is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RxSight, Inc.

Date: July 15, 2026	By:	/s/ Mark Wilterding
	Name:	Mark Wilterding
	Title:	Chief Financial Officer